Exhibit 10.16


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated January 25, 2002, relating to the Financial Statements of Nova Era Silicon S.A. for the years ended December 31, 2001 and 2000, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Belo Horizonte, Brazil, June 27, 2002